EXHIBIT
                                      10.7



                           Eat at Joe's Gallery, Inc.
                                t/a Eat at Joe's
  The Gallery at Market East - Philadelphia, Pennsylvania - Philadelphia County
                                  2000 sq. ft.

                            Rouse Philadelphia, Inc.
                                 A Subsidiary of
                                The Rouse Company
                                 Debra S. Ramey
                          10275 Little Patuxent Parkway
                          Columbia, Maryland 21044-3456
                                 (410) 992-6129

Preopening Date   Rent Commencement Date        Opening Date   Termination Date
                  Earlier of August 1, 1997 or                 December 31, 2007
                  date T opens for business

RENEWAL OPTION:
EARLY TERMINATION OPTION:
FINANCIAL INFORMATION:

Security Deposit:

Base Rent:1                          Years 1-5                    Years 6-10
               Monthly:              $4,166.67                     $5,000.00
               Annual:              $50,000.00                    $60,000.00
               Square Foot:             $25.00                        $25.00

Percentage Rent:     Break Point:                 $375,000.00
                     Percentage:                       8%

Common Area Maintenance: LL Operating Costs times (2000 sq. ft. divide LL Leased floor area)

Food Court Maintenance:

Marketing/Advertising/Promotional Fees/ Merchant's Association:
* Merchant's  Association  Contribution  Rate: ($1.10 times 2000 sq. ft.) divide
12.
* Marketing Fund Contribution Rate: ($1.75 times 2000 sq. ft.) divide 12. Both of the above are adjusted annually in that proportion which the CPI increases over the previous year.2

Utility Service Charge: * HVAC:($1.64 times 2000 sq. ft) divide 12; *T responsible for all charges for water, sewer, electricity, gas , phone and any other utility used or consumed.

Construction Allowance/Rent Concession:

Other Pass-Through Charges: * Proportionate Taxes: Payable in amounts as estimated, and billed by LL, each year, on a monthly basis.
* Trash Removal Service:
* Sprinkler Contribution Rate: ($.20 times 2000 sq. ft.) divide 12;
* T's Insurance:
*  Proportionate  Insurance:  Insurance Costs times 2000 sq. ft. divide LL Floor
Area) divide 12.

Department Store:               Expansion Rent Decreases: ABR and Breakpoint to
increase 7.5% for each expansion of LL Floor Area that exceeds $20.00 sq. ft.3

RADIUS RESTRICTIONS: T not to have any interest in a store or business operating under same trade name, for term of lease, within area of Market and Chestnut Streets, between Broad Street and the Delaware River.

ASSIGNMENT/SUBLETTING:                  Conformed

GUARANTOR: E.A.J. Holding Corp., 226 Neshaminy Mall, Bensalem, Pa. 19020.

GUARANTOR LIMITATIONS: Unconditional


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     1    In  the  event  that  an  additional  Anchor  Store,  or an  expansion involving at least 50,000 sq. ft., ABR and Breakpoint increased by 10%.

     2 If Shopping Center expands by 10% of LL floor area, T to pay a one time charge of (2000 sq. ft. times Average sq. ft. Marketing Fund Contribution) divide 12.

     3 This increase shall only apply once. And either this or the increase mentioned in footnote 1 shall apply at all, never both.